                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to sec. 240.141-11(c) or sec. 240.14a-12

                           TECHNICAL OLYMPIC USA, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of the transaction:

         -----------------------------------------------------------------------

         (5)      Total fee paid:

         -----------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         -----------------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

         (3)      Filing Party:

         -----------------------------------------------------------------------

         (4)      Date Filed:

         -----------------------------------------------------------------------

                           TECHNICAL OLYMPIC USA, INC.
                      4000 Hollywood Boulevard, Suite 500N
                            Hollywood, Florida 33021

                                 October 8, 2002

Dear Stockholder:

         Technical Olympic USA, Inc. (formerly known as Newmark Homes Corp.), a Delaware corporation (the "Company"), will hold its 2002 Annual Meeting of Stockholders in Fort Lauderdale, Florida on October 29, 2002, at 11:00 a.m. Eastern Time, at the Marriott Harbor Beach Resort, 3030 Holiday Drive, Fort Lauderdale, Florida 33316. At the meeting, stockholders will elect ten directors of the Company for one-year terms. Detailed information about the meeting is included in the attached proxy statement.

         On behalf of the Board of Directors and employees of the Company, we cordially invite all stockholders to attend the annual meeting in person. Whether or not you plan to attend the meeting, please take the time to vote on the proxy provided to you. As explained in the proxy statement, you may withdraw your proxy at any time before it is actually voted at the meeting.

         If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy. If you will need special assistance at the meeting, please contact Terry C. White, Secretary of the Company at (954) 364-4000.

                                             Sincerely,

                                             TECHNICAL OLYMPIC USA, INC.


                                             /s/ CONSTANTINE STENGOS
                                             ------------------------------
                                             Constantine Stengos
                                             Chairman, Board of Directors

                                TABLE OF CONTENTS

GENERAL...........................................................................................................1
VOTING SECURITIES AND SECURITY OWNERSHIP..........................................................................1
ELECTION OF DIRECTORS.............................................................................................2
EXECUTIVE COMPENSATION............................................................................................6
CERTAIN RELATED PARTY AGREEMENTS AND TRANSACTIONS................................................................12
OTHER MATTERS....................................................................................................13
OTHER PROPOSALS..................................................................................................14
STOCKHOLDER PROPOSALS............................................................................................14

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON TUESDAY, OCTOBER 29, 2002

         The Annual Meeting of Stockholders (the "Annual Meeting") of Technical Olympic USA, Inc. (formerly known as Newmark Homes Corp.), a Delaware corporation (the "Company"), will be held on Tuesday, October 29, 2002, at 11:00 a.m. Eastern Time, at the Marriott Harbor Beach Resort, 3030 Holiday Drive, Fort Lauderdale, Florida 33316, for the following purposes:

         1. To elect ten directors to hold office until the 2003 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

         2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         Only stockholders of record at the close of business on October 7, 2002, will be entitled to vote at the Annual Meeting.

         Your attention is called to the attached proxy statement and the accompanying proxy. Please sign and return the proxy in the enclosed envelope; no postage is required if this proxy is mailed in the United States. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

         A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and Current Report on Form 8-K dated September 9, 2002 (the "Current Report") accompany this Notice. We have included the Current Report with this Notice to update you on recent developments that have affected the Company and its financial statements, including the completion of the merger of Engle Holdings Corp. with and into the Company.


Date: October 8, 2002                        TECHNICAL OLYMPIC USA, INC.

                                             /s/ TERRY C. WHITE
                                             ----------------------------------
                                             Terry C. White,
                                             Secretary

                           TECHNICAL OLYMPIC USA, INC.
                      4000 Hollywood Boulevard, Suite 500N
                            Hollywood, Florida 33021

                    ****************************************

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 29, 2002

                    ****************************************

                                     GENERAL

         The Annual Meeting of Stockholders (the "Annual Meeting") of Technical Olympic USA, Inc. (formerly known as Newmark Homes Corp.), a Delaware corporation (the "Company"), will be held at the Marriott Harbor Beach Resort, 3030 Holiday Drive, Fort Lauderdale, Florida 33316, on Tuesday, October 29, 2002, at 11:00 a.m. Eastern Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate mailing date for this proxy statement and proxy is October 8, 2002.

         It is important that your shares be represented at the Annual Meeting. If it is not possible for you to attend the Annual Meeting, please sign and date the enclosed proxy and return it to the Company at least 48 hours before the Annual Meeting. The proxy is being solicited by the Board of Directors of the Company. Shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting. Expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its directors, officers and employees. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

SHARES ENTITLED TO VOTE, REQUIRED VOTE AND QUORUM

         Only holders of record of shares of the Company's common stock, $0.01 par value (the "Common Stock"), at the close of business on October 7, 2002 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement of the Annual Meeting. Each share of Common Stock has one vote. As of October 1, 2002, there were issued and outstanding 27,878,787 shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of October 1, 2002, respecting the holdings of: (i) each person who was known to the Company to be the beneficial owner of more than 5% of the Common Stock; (ii) each director and nominee of the Company and each executive officer named in the Summary Compensation Table under "Executive Compensation"; and (iii) all directors and executive officers of the Company as a group. The Common Stock is the only class of stock of the Company that is outstanding. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

                                                                     SHARES OF COMMON STOCK
                                                                       BENEFICIALLY OWNED
                                                                --------------------------------
                                                                                     PERCENT OF
              NAME AND ADDRESS OF                                                      COMMON
                BENEFICIAL OWNER                                   NUMBER              STOCK
             --------------------                               ------------        ------------
         Technical Olympic, Inc. (1)
         1200 Soldiers Field Drive
         Sugar Land, Texas 77479 ..........................       25,578,787               91.75%
         Lonnie M. Fedrick ................................           42,900                   *
         Constantine Stengos ..............................           25,000                   *
         Andreas Stengos ..................................               --                   *
         George Stengos ...................................               --                   *
         Yannis Delikanakis ...............................               --                   *
         Larry D. Horner ..................................               --                   *
         William A. Hasler ................................               --                   *
         Michael J. Poulos ................................               --                   *
         Michael S. Stevens ...............................               --                   *
         Antonio B. Mon ...................................          228,320(2)                1%
         Tommy L. McAden ..................................           57,082(2)                *
         All directors and executive officers as a
         group (11 persons) ...............................          353,310                1.26%

----------

*        Less than one percent

(1)      Technical Olympic, Inc. ("TOI") is a subsidiary of Technical Olympic
         (UK) PLC, which is a subsidiary of Technical Olympic S.A. Mr. Constantine Stengos owns greater than 5% of the outstanding stock of Technical Olympic S.A.

(2) Consists of shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

CHANGES IN CONTROL

         On February 7, 2001, stockholders of Newmark Homes Corp., a Nevada corporation ("Newmark-Nevada") holding in excess of a majority of the issued and outstanding voting stock of Newmark-Nevada and acting by written consent in lieu of a stockholders' meeting, approved a proposal to reincorporate Newmark-Nevada under the laws of Delaware pursuant to an Agreement and Plan of Merger between Newmark-Nevada and the Company under its former name, Newmark Homes Corp., a Delaware corporation and wholly-owned subsidiary of Newmark-Nevada (the "Reincorporation"). The Reincorporation became effective on March 23, 2001.

                              ELECTION OF DIRECTORS

         The Board of Directors proposes that Messrs. Constantine Stengos, Antonio B. Mon, Yannis Delikanakis, Lonnie M. Fedrick, Andreas Stengos, George Stengos, Larry D. Horner, William A. Hasler, Michael J. Poulos and Michael S. Stevens be elected as directors of the Company to hold office until the Annual Meeting of the Stockholders in 2003 and, in each case, until his successor is duly elected and qualified.

         The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the foregoing nominees, unless such proxies are marked to the contrary. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but they will be counted for purposes of determining whether a quorum is present. Each nominee receiving a plurality of the votes present and entitled to vote shall be elected a director. If a nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies will be voted in accordance with the best judgment of the proxy holder. Stockholders may not cumulate their votes in the election of the directors.

         The nominees for election as the directors to be elected at the Annual Meeting, together with certain information about them, are set forth below:

NAME                                             AGE                           POSITION
----                                             ---                           --------
Constantine Stengos........................      66       Chairman of the Board
Antonio B. Mon.............................      56       Executive Vice Chairman, Chief Executive Officer,
                                                          President and Director
Yannis Delikanakis.........................      35       Executive Vice Chairman and Director
Lonnie M. Fedrick..........................      57       Emeritus Vice Chairman and Director
Andreas Stengos............................      40       Director
George Stengos.............................      35       Director
Larry D. Horner............................      68       Director
William A. Hasler..........................      60       Director
Michael J. Poulos..........................      71       Director
Michael S. Stevens.........................      52       Director

         Constantine Stengos has been Chairman of the Board of the Company since December 15, 1999. Mr. Stengos has also been a director and the President of TOI and a director of Technical Olympic (UK) PLC since November 1999. TOI is a wholly-owned subsidiary of Technical Olympic (UK) PLC. Technical Olympic (UK) PLC is a wholly-owned subsidiary of Technical Olympic S.A. Mr. Stengos formed Technical Olympic S.A. in 1965 and serves as a director, the Chairman of its board of directors and its Managing Director. Mr. Stengos owns more than 5% of the outstanding equity of Technical Olympic S.A. TOI, Technical Olympic (UK) PLC and Technical Olympic S.A. are all affiliates of the Company.

         Antonio B. Mon became one of the Company's directors, and the Company's Executive Vice Chairman, Chief Executive Officer and President on June 25, 2002. Since October 2001, Mr. Mon has served as the Chief Executive Officer of TOI and since February 2002 Mr. Mon has served as Chief Executive Officer and President of Engle Homes, Inc., a Florida corporation and wholly-owned subsidiary of Engle Holdings Corp. ("Engle"). From May 2001 to October 2001, Mr. Mon was a consultant to TOI. From 1997 to 2001, Mr. Mon was the Chairman of Maywood Investment Company, LLC, a private firm engaged in private equity investments and general consulting. In 1991, Mr. Mon co-founded Pacific Greystone Corporation, a west-coast homebuilder that merged with Lennar Corporation in 1997 and served as its Vice Chairman from 1991 to 1997. Prior to 1991, Mr. Mon worked in various positions for The Ryland Group, Inc. (a national homebuilder), M.J. Brock Corporation (a California homebuilder) and Cigna Corporation (a financial services corporation).

         Yannis Delikanakis has been a director of the Company since 1999 and has also served as a director and Vice President of TOI since 1999. Mr. Delikanakis has been the Real Estate and Housing Director of Technical Olympic S.A. since 1999. Mr. Delikanakis was a director and the manager of the Real Estate Development and Project Management Departments of Lambert Smith Hampton S.A. from 1994 to 1999.

         Lonnie M. Fedrick has been a director of the Company since 1997 and served as the Company's President and Chief Executive Officer from 1997 until June 25, 2002. Mr. Fedrick has been President and Chief Executive Officer of Newmark Home Corporation, the Company's wholly-owned subsidiary, since 1994 and was its Executive Vice President from 1984 to 1994.

         Andreas Stengos has been a director of the Company since 1999, has served as a director and Treasurer of TOI since 1999, and has been a director and the General Director of Technical Olympic (UK) PLC since 1997. Mr. Stengos has also been a director of Technical Olympic S.A. since 1989, has served as its Managing Director from 1989 to 1995 and has been its General Manager since 1995.

         George Stengos has been a director of the Company since 1999, has served as a director of TOI since November 1999 and has been a director and the Corporate Secretary of Technical Olympic (UK) PLC since 1997. Mr. Stengos was the Executive Vice President from 1993 through 2001 and, since 2001, the President and Chairman of the Board of Mochlos S.A., a subsidiary of Technical Olympic S.A., that is publicly traded on the Athens Stock Exchange.

         Larry D. Horner has been a director of the Company since 1997. Mr. Horner served as Chairman of Pacific USA Holdings Corp. from 1994 to 2001 and was Chairman of the Board of Asia Pacific Wire & Cable Corporation Limited, a manufacturer of copper wire and cable and fiber optic wire products, with operations in Southeast Asia, which was publicly traded on the New York Stock Exchange until 2001. He is also a director of ConocoPhillips, Atlantis Plastics Corp., UT Starcom, Inc., Novitron International, Inc., a publicly traded bio-pharmaceutical manufacturing company, and New River Pharmaceuticals, Inc. Mr. Horner was formerly associated with KPMG LLP, a professional services firm, for 35 years, retiring as Chairman and Chief Executive Officer of both the U.S. and International firms in 1991. He is a certified public accountant.

         William A. Hasler has been a director of the Company since 1998 and has served as Vice Chair and Co-Chief Executive Officer of Aphton Corporation since July 1998. Aphton Corporation is a biotechnology products company. From August 1991 to July 1998, Mr. Hasler served as Dean of the Haas School of Business at the University of California at Berkeley. Prior to that, he was both Vice Chairman and a director of KPMG LLP, a professional services firm. Mr. Hasler also serves on the boards of Mission West, Elevon, Solectron Corp., DiTech Communications, Schwab Funds and DMC Stratex. Mr. Hasler is a trustee of Pomona College.

         Michael J. Poulos has been a director of the Company since 2000. Mr. Poulos has also served as an advisory director of Greystone Capital Partners I, LP and a trustee of Century Shares Trust. Mr. Poulos had been Chairman, President, and Chief Executive Officer of Western National Corporation from 1993 until 1998 when he retired. Mr. Poulos worked for American General Corporation, from 1970 to 1993, and served as its Vice Chairman from 1991 to 1993.

         Michael S. Stevens has been a director of the Company since 2000. Mr. Stevens has been the Chairman and owner of Michael Stevens Interests, Inc., a real estate development company, since 1981, as well as the owner and director of various affiliated companies. Mr. Stevens serves on the board of directors of the Greater Houston Partnership, the Memorial Hermann Foundation, the Houston Convention Center Hotel Corporation, the Houston 2012 Foundation and the Texas Exile Foundation.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held five meetings during the Company's last fiscal year and also took eight actions by written consent of the members in lieu of a meeting. The Board of Directors currently has an Audit Committee, a Compensation Committee, a Special Benefits Committee, an Investment Committee and a Special Committee. Each incumbent director attended more than 75% of the aggregate meetings of the Board of Directors and the committees of which the director was a member.

         AUDIT COMMITTEE: The Audit Committee generally has responsibility for recommending independent auditors to the Board for selection, reviewing the plan and scope of the accountants' audit, reviewing the Company's audit and control functions and reporting to the full Board regarding all of the foregoing. The Audit Committee meets with the auditors and with management of the Company regarding the audited financial statements and determines whether to recommend inclusion of the statements in the Company's Annual Report on Form 10-K. The Company amended its written charter of the Audit Committee on January 28, 2000 and included a copy of such charter as Appendix A to the Company's 2000 Proxy Statement.

         The Audit Committee held five meetings during the last fiscal year and took no action by written consent of the members in lieu of a meeting. Messrs. Hasler, Poulos and Stevens are the current members of the Audit Committee and are independent as defined and required by the rules of the National Association of Security Dealers ("NASD").

         AUDIT COMMITTEE REPORT: On March 21, 2002, the Audit Committee held a meeting and took the following actions regarding the 2001 audited financial statements of the Company and its subsidiaries: (i) reviewed and discussed the 2001 audited financial statements with management of the Company; (ii) discussed with the independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect, relating to the year end financial statements; (iii) received the written disclosures and the letter from the independent accountants regarding the independent accountant's independence and discussed the same with the auditors; and (iv) approved and recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K.

         The foregoing report has been furnished by the current members of the Audit Committee, Messrs. Hasler, Poulos and Stevens.

         COMPENSATION COMMITTEE: The current members of the Compensation Committee are Messrs. Horner, Hasler, Delikanakis, Andreas Stengos and George Stengos. The Compensation Committee focuses on executive compensation and the granting of discretionary bonuses. During the Company's last fiscal year, the Compensation Committee held no meetings and took no actions by written consent of the members in lieu of a meeting. During the Company's last fiscal year, neither management nor employees of the Company served on the Compensation Committee.

         SPECIAL BENEFITS COMMITTEE: The current members of the Special Benefits Committee are Messrs. Hasler, Poulos and Stevens. The Special Benefits Committee was formed on May 12, 2000 and focuses on the compensation and bonus plan of the Chief Executive Officer and other top officers of the Company and the administration of the Annual and Long-Term Incentive Plan. Only outside directors may serve on the Special Benefits Committee. During the Company's last fiscal year, the Special Benefits Committee held no meetings and took one action by written consent.

         INVESTMENT COMMITTEE: The current members of the Investment Committee are Messrs. Delikanakis, Horner and Fedrick, and Tommy McAden, the non-director management representative. The Investment Committee generally has responsibility for considering and approving land acquisitions by operating subsidiaries of the Company (excluding lot option contracts) in excess of $500,000 and making reports to the full Board regarding such actions. During the Company's last fiscal year, the Investment Committee held six meetings and took no action by written consent of the members in lieu of a meeting.

         SPECIAL COMMITTEE: The current members of the Special Committee, which is an independent committee, are Messrs. Hasler, Horner, Stevens and Poulos. The Special Committee generally has responsibility for considering and acting on any proposed transaction (a) between the Company and TOI or any affiliate of TOI other than the Company and (b) by an affiliate which may affect or involve the Company, in which one or more of the directors may have an actual or perceived interest in the transaction.

         On March 6, 2001, the Board of Directors of the Company ratified the appointment of all the independent and outside directors of the Board of Directors (those directors who are not affiliated with TOI and who are not the Company's employees or management) to the Special Committee. The Special Committee was delegated the authority by the Board of Directors of the Company to consider the potential merger between the Company and Engle and to employ and retain such consultants as necessary to advise the Special Committee.

         During the Company's last fiscal year, the Special Committee held six meetings and took one action by written consent of the members in lieu of a meeting.

         FAMILY RELATIONSHIPS: Constantine Stengos, Chairman of the Board of Directors of the Company and a director, and Andreas Stengos and George Stengos, both directors of the Company, are father and sons. Yannis Delikanakis is the son-in-law of Constantine Stengos and the brother-in-law of Andreas Stengos and George Stengos. There are no other familial relationships among the executive officers and directors of the Company.

COMPENSATION OF DIRECTORS

         Independent or non-affiliate directors of the Company receive an annual fee of $15,000 and $2,000 per board meeting attended and are reimbursed for reasonable out-of-pocket expenses incurred for attendance at meetings.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and non-cash compensation for each of the Company's last three fiscal years awarded to or earned by the Company's Chief Executive Officer and four other most highly paid executive officers whose salary and bonus earned in fiscal year 2001 for services rendered to the Company exceeded $100,000 ("Named Executive Officers").

                                                       Annual Compensation
                                   ----------------------------------------------------------
Name And                                                                          Other                All
Principal                                                                         Annual              Other
Position                           Year       Salary           Bonus          Compensation(1)      Compensation
---------                          ----     -----------     -----------       ---------------      ------------
Antonio B. Mon,                    2001     $        --     $        --         $        --        $        --
  President, Chief                 2000     $        --     $        --         $        --        $        --
  Executive Officer                1999     $        --     $        --         $        --        $        --
  and Director (2)

Lonnie M. Fedrick,                 2001     $   550,000     $ 1,450,685(4)      $    12,529(5)     $   563,737(6)
  President, Chief                 2000     $   525,000     $ 1,497,702(4)      $     9,137(5)     $   563,737(6)
  Executive Officer                1999     $   450,000     $ 1,341,644(4)      $    10,420(5)     $   563,737(6)
  and Director (3)

J. Eric Rome,                      2001     $   350,000     $   479,640(8)      $     6,478(5)     $   750,990(6)
  Executive Vice                   2000     $   300,000     $   467,390(8)      $     7,993(5)     $   750,990(6)
  President -                      1999     $   275,000     $   485,827(8)      $     7,212(5)     $   750,990(6)
  Homebuilding (7)

James M. Carr,                     2001     $   518,506     $   518,506         $     9,000(5)     $   500,000(10)
  Executive Vice                   2000     $   493,450     $   493,815         $     9,000(5)     $   500,000(10)
  President & Director (9)         1999     $   474,822     $        --         $     6,138(5)     $   500,000(10)

Terry C. White                     2001     $   205,000     $   232,371(12)     $    10,670(5)     $   292,161(6)
  Senior Vice                      2000     $   190,000     $   251,521(12)     $     8,204(5)     $   292,161(6)
  President, Chief                 1999     $   175,000     $   255,571(12)     $    10,140(5)     $   292,161(6)
  Financial Officer and
  Treasurer (11)

J. Michael Beckett,                2001     $   240,000     $   270,558(12)     $     4,460(5)     $   292,161(6)
  Executive Vice                   2000     $   210,000     $   268,346(12)     $     7,776(5)     $   292,161(6)
  President -                      1999     $   170,000     $   250,458(12)     $     8,526(5)     $   292,161(6)
  Purchasing/Product
  Development
  (Newmark) (13)

----------

(1) Information with respect to certain prerequisites and other personal benefits has been omitted because the aggregate value of such items does not meet the minimum amount required for disclosure under the regulations of the Commission.

(2) Mr. Mon has served as President, Chief Executive Officer and Director of the Company since June 25, 2002.

(3) Mr. Fedrick served as President and Chief Executive Officer of the Company from 1997 to June 25, 2002. Mr. Fedrick continues to serve as a director of the Company.

(4) Includes (a) payment from the Company's Capital Accumulation Plan ("CAP Plan"), a former executive bonus plan, earned in 1997 and prior years, payable in annual installments of $154,394, the last payments being in January 2000 and 2001 (contributions of $61,345 paid or to be paid by Pacific Realty Group, Inc. ("Pacific Realty") and Pacific USA Holdings Corp. ("Pacific USA" and together with Pacific Realty the "Pacific Entities") to the Company in 2000 and 2001), and (b) obligations pursuant to a Capital Appreciation Plan of the Pacific Entities and payable by the Pacific Entities in five annual installments of $600,000, the first being paid in Fiscal Year 1999.

(5) Includes compensation amounts earned during the fiscal year but deferred pursuant to Section 401(k) of the Internal Revenue Code under the Company's 401(k) Savings Plan.

(6) Reflects the three annual payments by the Pacific Entities as a result of the sale of the Company's common stock by the Pacific Entities to TOI and the resulting change of control, the first payment paid in Fiscal Year 1999, the second payment earned in Fiscal Year 2000 but paid in 2001, and the third payment earned in Fiscal Year 2001.

(7) Mr. Rome served as Executive Vice President-Homebuilding of the Company from 1997 to June 25, 2002. Mr. Rome is currently part of the Company's operations team and is Executive Vice President -- Homebuilding of Newmark Home Corporation.

(8) Includes payment from the CAP Plan payable in annual installments of $123,515, the last payment being in January 2001 (contributions of $49,076 paid or to be paid by the Pacific Entities to the Company in 2000 and 2001).

(9) Mr. Carr served as Executive Vice President and a director of the Company from 1998 to April 15, 2002, the date Westbrooke was sold to Standard Pacific Corp. Mr. Carr is no longer an officer or director of the Company.

(10) Includes obligation by the Pacific Entities of the first, second and/or third of four annual payments but does not include the acceleration of the earn-out consideration in connection with the acquisition of Westbrooke.

(11) Mr. White served as Chief Financial Officer and Treasurer of the Company from 1997 to June 25, 2002. Mr. White continues to serve as part of the Company's corporate management team and is currently Vice President of Finance/Treasury.

(12) Includes payment from the CAP Plan payable in annual installments of $61,758, the last payment being in January 2001 (contributions of $24,538 paid or to be paid by the Pacific Entities to the Company in 2000 and 2001).

(13) Mr. Beckett served as Executive Vice President-Purchasing/Product Development of the Company from January 2000 to June 25, 2002. Mr. Beckett is currently part of the Company's operations team and is Vice President of Purchasing and Product Development for Newmark Home Corporation.

EMPLOYMENT AGREEMENTS

         During 2001, the Company or a subsidiary of the Company had employment agreements with each of Lonnie M. Fedrick, J. Eric Rome, Terry C. White, J. Michael Beckett and James M. Carr. Mr. Fedrick's amended agreement commenced on January 1, 1998, has a five-year term, and provides for a base salary of $400,000 for 1998, increasing to $575,000 for 2002 and provides for a bonus arrangement. Mr. Rome's agreement commenced on January 1, 1998, has a five-year term and provides for a base salary of $250,000 for 1998, increasing to $400,000 for 2002. Mr. White's agreement commenced on January 1, 1998, has a five-year term and provides for a base salary of $150,000 for 1998, increasing to $220,000 for 2002. Mr. Beckett's agreement commenced on January 1, 1998, was amended effective January 1, 2000, has a six-year term, and provides for a base salary of $155,000 in 1998, increasing to $300,000 in 2003. Each of these employees is permitted to participate in such pension, profit-sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Company that may be in effect from time to time.

         Mr. Carr's amended agreement commenced on December 15, 1999, had a three-year term, provided for a base salary of $475,000, subject to adjustment annually beginning January 1, 2000 and provided for a bonus arrangement. Additionally, as part of Mr. Carr's agreement, if a change in control of the Company occurred, Mr. Carr had the option to terminate his contract within 60 days and, if he elected to terminate, be paid an amount equal to the annual base salary amount in effect on that date for the remainder of the term. Upon the sale of Westbrooke, Mr. Carr resigned from his position with the Company and his employment agreement terminated. Effective April 6, 2002, a Consulting Agreement between Mr. Carr and TOI was assigned to the Company. For more information on the terms of the Consulting Agreement, see the section entitled "Certain Related Party Agreements and Transactions--Consulting Agreement" below.

         Upon the consummation of the merger of Engle with and into the Company on June 25, 2002 (the "Merger"), Antonio B. Mon became the Company's Chief Executive Officer, President and Executive Vice-Chairman, as well as one of its directors. Under the terms of the employment agreement between Mr. Mon and the Company, which became effective on the date of the Merger, Mr. Mon will receive a minimum base salary of $800,000 for the first year with an increase of 10% per year thereafter until the agreement expires or is terminated as discussed below. In addition, Mr. Mon will receive an annual bonus ("Incentive Compensation") under the Company's Annual and Long-Term Incentive Plan as follows: (i) for the period ending on December 31, 2002, an annual bonus of not less than $1,000,000, payable monthly; provided, however, that the payment of the bonus for any month is contingent on the "Results of Operation" (as defined in the agreement) for such month being positive (greater than or equal to zero) and (ii) additional Incentive Compensation as determined by the board of directors in its sole discretion. Mr. Mon will also receive options to purchase approximately 1,756,364 shares of the Company's common stock (representing approximately 6.3% of the Company after the Merger) that consists of the following: (i) a vested sign-on option grant, (ii) a front-end option one-third of which vests on each of January 1, 2003, 2004 and 2005 and (iii) a performance vesting option that vests on the seventh anniversary of the option grant date unless certain performance criteria are achieved that will allow for earlier vesting. Mr. Mon will also receive customary fringe benefits and the use of an apartment owned by the Company in Florida.

         In the event of an involuntary termination, Mr. Mon will receive (a) the greater of (i) three times the sum of his base salary, his highest annual cash bonus, and the value of his fringe benefits or (ii) the aggregate amount of his base salary, his annual cash bonuses and the value of the fringe benefits that would be payable for the remainder of the employment term; and (b) continued health plan coverage until age 65 or until he becomes covered under another plan. If severance remuneration payable under the agreement is held to constitute an "excess parachute payment" and Mr. Mon becomes liable for any tax penalties imposed thereon, the Company will make a cash payment to him in an amount equal to the tax penalties plus an amount equal to any additional tax for which he will be liable as a result of receipt of the payment for such tax penalties and payment for such reimbursement for additional tax. The employment agreement contains noncompete provisions in the event of Mr. Mon's termination of employment. Mr. Mon's employment agreement expires on December 31, 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Hasler, Poulos and Stevens comprised the Special Benefits Committee in 2001. No officer or employee of the Company or any of its subsidiaries served on the Committee during fiscal year 2001.

         Messrs. Horner, Hasler, Delikanakis, Andreas Stengos and George Stengos comprised the Compensation Committee in 2001. No employee of the Company or any of its subsidiaries served on the committee during fiscal year 2001. Messrs. Delikanakis and Andreas Stengos served as officers of certain of the Company's subsidiaries during fiscal year 2001.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         During the fiscal year ended December 31, 2001, the Compensation Committee was comprised of Horner, Hasler, Delikanakis, Andreas Stengos and George Stengos. The Compensation Committee, which is responsible for both the establishment and administration of the policies that govern annual compensation programs for the Company, and the Special Benefits Committee, which is responsible for both the establishment and administration of the compensation and bonus arrangement for the Chief Executive Officer and other top officers, as well as the stock ownership program for the Company, have furnished the following report of executive compensation.

         The Compensation Committee was formed on March 12, 1998 to be responsible for executive compensation, the administration of the Company's stock option plans, if any, and the granting of discretionary bonuses. The Special Benefits Committee was formed May 12, 2000 to be responsible for the compensation and bonus plan of the Chief Executive Officer and other top officers of the Company and the administration of the Annual and Long-Term Incentive Plan

         Determination of Executive Officer Compensation. The compensation policies of the Company are intended to: (i) reward executives for long-term strategic management that results in the enhancement of stockholder values; (ii) support a performance-oriented environment which rewards achievement of both internal Company goals and enhanced Company performance as measured against performance levels of comparable companies in the industry; and (iii) attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

         Components of Executive Officer Compensation. For 2001, the executive compensation program consisted of two key components: (i) a base salary and (ii) incentive compensation (bonus).

         Base salaries paid to executive officers were paid pursuant to agreements described in "Employment Agreements" above. Each executive officer's base salary was established based primarily on the individual officer's level of responsibility and comparisons to similar positions within the Company as well as with other companies in the industry.

         In 2000, the Compensation Committee evaluated and approved an annual bonus program for the senior officers of the Company and its subsidiaries. The two primary criteria in establishing the program were the level of profitability and expense control. Each bonus was also to be a percentage of the officer's base salary based on job position and experience with the Company. In the budgeting process for the Company, a profit goal or regional contribution target and an expense target were set for each city and region. The amount of bonus earned by the officer will be determined with each factor and actual performance of such factor evaluated.

         Minimum threshold performance criteria must be reached before any bonus awards will be granted. In addition, the individual performance of executive officers may be taken into consideration in making any awards.

         Determination of the Chief Executive Officer's Compensation. As Chief Executive Officer during 2001, Mr. Fedrick was compensated during fiscal year 2001 pursuant to an employment agreement described under "Employment Agreements" above. Mr. Fedrick was paid a base salary and an annual bonus in 2001. Mr. Fedrick's compensation is substantially related to the Company's performance because he receives an annual bonus, determined pursuant to a specific formula, which is based on the achievement of defined net income and expense control levels by Newmark Home Corporation and its subsidiaries. The actual achievement of a level of profitability for the combined cities and expense control are components of Mr. Fedrick's bonus. If the Company achieves the goals, Mr. Fedrick is entitled to receive a percentage of his base compensation. Mr. Fedrick's annual bonus plan was approved at the 2000 Annual Stockholders Meeting held July 17, 2000.

         Long-Term Incentive Plan. As of December 21, 2001, the holders of a majority of the outstanding shares of the Common Stock consented in writing pursuant to the provisions of Section 228(a) of the Delaware General Corporation Law to the approval and adoption of the Newmark Homes Corp. Annual and Long-Term Incentive Plan (the "Plan"). Only stockholders of the Company of record as of the close of business on November 8, 2001 were entitled to notice of, and to consent to, such action in lieu of a meeting. Pursuant to such authorization by the stockholders of the Company, the Plan is deemed to have been authorized and approved with the same force and effect as if a meeting had been held on December 21, 2001.

         The Plan provides that any employee, consultant or director of the Company, its subsidiaries, its parent corporation and affiliated entities is eligible to receive stock options, restricted stock, performance awards, phantom shares, bonus shares or other stock-based awards, either separately or in combination. The number of shares of the Common Stock with respect to which awards may be granted under the Plan is 4,000,000, subject to adjustment. The Plan is intended to promote the interests of the Company by encouraging employees, consultants and directors of the Company, its parent corporation, its subsidiaries and affiliated entities to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the Company's business, thereby advancing the interests of the Company and its stockholders. As of December 31, 2001, there were no awards granted under the Plan.

         Compliance with Section 162(m): Section 162(m) of the Internal Revenue Code (the "Code") generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their chief executive officer and certain other highly compensated executive officers. The Code generally excludes from the calculation of the $1 million cap compensation that is based on the attainment of pre-established, objective performance goals. Where practicable, it is the policy of the Special Benefits Committee and the Compensation Committee to establish compensation practices that are both cost-efficient from a tax standpoint and effective as a compensation program. The committees consider it important to be able to utilize the full range of incentive compensations, even though some compensation may not be fully deductible.

         The foregoing report has been furnished by the current members of the Compensation Committee and the Special Benefits Committee:

Compensation Committee                                                          Special Benefits Committee
----------------------                                                          --------------------------
William A. Hasler                                                               William A. Hasler
Larry D. Horner                                                                 Larry D. Horner
Andreas Stengos                                                                 Michael S. Stevens
George Stengos
Yannis Delikanakis

COMPARATIVE STOCK PERFORMANCE GRAPH

         The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Standard and Poor's 500 Stock Index and the Standard and Poor's Small Cap Homebuilding Index for the period beginning March 12, 1998 (the date the Company's common stock commenced trading on the Nasdaq) through December 31, 2001. The total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the S&P 500, and the S&P Small Cap Homebuilding Index. It also assumes reinvestment of all dividends.

                              [PERFORMANCE GRAPH]

         Comparison of Cumulative Total Return for the Period Beginning March 12, 1998 and Ending December 31, 2001.

                                               3/12/98      12/31/98     12/31/99     12/31/00     12/31/01
                                               --------     --------     --------     --------     --------
         Technical Olympic USA, Inc.           $ 100.00     $  66.67     $  57.14     $  97.62     $ 144.40
         S&P Small Cap 600 Homebuilding        $ 100.00     $  94.80     $  60.97     $ 100.14     $ 144.10
         S&P 500 Composite                     $ 100.00     $ 116.19     $ 140.64     $ 127.84     $ 112.64

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of the Company's stock, as well as certain affiliates of such persons, to file the initial reports of ownership and changes in ownership with the SEC and NASD. These parties are required to furnish the Company with copies of such forms they file. Based solely on a review of the copies of the Section 16(a) forms and amendments thereto received by the Company and on written representations that no other reports were required, the Company believes that all reports required pursuant to Section 16(a) for fiscal year 2001 were timely filed by all persons known by the Company to be required to file such reports with respect to the Company's securities.

                CERTAIN RELATED PARTY AGREEMENTS AND TRANSACTIONS

TAX ALLOCATION AGREEMENTS

         Pursuant to a Tax Allocation Agreement between TOI and the Company, dated effective as of December 16, 1999, and a Tax Allocation Agreement between TOI and Engle, dated effective as of March 15, 2000, the Company's and Engle's earnings may be included in the consolidated federal income tax returns filed by TOI. The amount of the Company's and Engle's liability to (or entitlement to payment from) TOI equals the amount of taxes that each would respectively owe (or refund that each would receive) had the Company or Engle, as the case may be, prepared its federal tax returns on a stand-alone basis. In addition, under federal income tax law, each member of a consolidated group (as determined for federal income tax purposes) is also jointly and severally liable for the federal income tax liability of the consolidated group. Pursuant to the Tax Allocation Agreements, TOI has agreed to indemnify the Company and Engle for payments which TOI has already received from the Company or Engle, respectively, or with respect to any tax liabilities of TOI or its affiliated entities other than the Company or Engle, as the case may be. With respect to the Tax Allocation Agreements, the Company made payments totaling $12.8 million for the year ended December 31, 2001 and Engle made payments totaling $34.5 million for the year ended December 31, 2001. The Tax Allocation Agreement between TOI and Engle was terminated after the Merger.

MANAGEMENT SERVICES AGREEMENT

         Pursuant to a Management Services Agreement, dated June 1, 2000, TOI, through its subsidiary Techolym, L.P., provides certain corporate and staff support and management services to the Company. The services performed by TOI under the Management Services Agreement include consultation with and assistance to the Company's board of directors and management in connection with issues involving the Company's business. In addition, as of January 1, 2001, TOI provided plan administration of a self-funded group medical and dental plan for the Company and its subsidiaries under the Management Services Agreement. The Company made payments totaling $1.9 million and $1.5 million for the years ended December 31, 2001 and 2000, respectively, related to this agreement. In future years, TOI is entitled to receive the greater of (i) 107.5% of the actual consideration paid to TOI for the services provided in the prior year and (ii) the amount, subject to a maximum of 125% of the consideration paid to TOI for the services provided in the prior year, of the budgeted operating cost of TOI necessary to provide the services to the Company for that year. The Company may terminate the Management Services Agreement upon 60 days prior written notice.

CONTRACTOR AGREEMENTS

         In order to consolidate the purchasing function, both the Company and Engle entered into separate Contractor Agreements with Technical Olympic S.A., or TOSA, an affiliate of TOI, in November 2000. Under these Contractor Agreements, TOSA agreed to provide certain construction services and to purchase such materials, supplies and labor on the Company's behalf pursuant to certain third-party contracts assigned to TOSA by the Company or Engle, as the case may be. Each of the Company and Engle maintain the right to contract directly for any construction services and purchase any goods and services from any vendors in its own free unlimited discretion. In addition, goods and services bought by TOSA under these Contractor Agreements are provided to the Company and Engle at TOSA's cost. The Company and Engle do not pay a fee or other consideration to TOSA under these Contractor Agreements. The Company or Engle may terminate the Contractor Agreement to which each is a party upon 60 days prior notice. For goods and services pursuant to these Contractor Agreements, the Company paid on behalf of TOSA $137.0 million and $51.0 million in 2001 and 2000, respectively, and Engle paid on behalf of TOSA $205.6 million and $19.5 million in 2001 and 2000, respectively.

CERTAIN LAND BANK TRANSACTIONS

         During 2001, Engle sold certain undeveloped real estate tracts to an investment limited liability company owned by several of Engle's current and former executive officers, including related trusts of management. Engle has placed deposits and entered into a number of agreements, including option contracts and construction contracts with the limited liability company, to develop and buy back fully developed lots from time to time, subject to the terms and conditions of such agreements. Additionally, under these agreements, Engle can cancel these agreements to purchase the land by forfeiture of its deposit. As of June 30, 2002, the remaining value of lots that Engle can acquire was approximately $25.6 million. Engle believes that the terms of the purchase contract and the terms of the related option and development contracts are comparable to those available from unaffiliated parties. Although Engle does not have legal title to the assets of the limited liability company and has not guaranteed its liabilities, Engle may be deemed to have certain rights of ownership over the limited liability company's assets. Consequently, the assets and associated liabilities of the limited liability company have been recorded in Engle's Consolidated Balance Sheet as of June 30, 2002. Minority interest in consolidated subsidiaries, represents the equity provided by members of management.

MERGER AGREEMENT

         On June 25, 2002, the Company completed the Merger. The Company was the surviving entity in the Merger, and subsequently changed its name from Newmark Homes Corp. to "Technical Olympic USA, Inc." The Company's trading symbol also changed from "NHCH" to "TOUS." Prior to the Merger, Engle was a 100% owned subsidiary of TOI, the Company's majority stockholder. TOI is a wholly-owned subsidiary of Technical Olympic (UK) PLC, an English company, which is a wholly-owned subsidiary of Technical Olympic S.A., a Greek company that is publicly traded on the Athens Stock Exchange.

         Pursuant to the Merger, each issued and outstanding share of Engle common stock was exchanged for 1,724.08294 shares of the Company's common stock, with 16,378,787 additional shares of the Company being issued to TOI. Prior to the Merger, TOI owned 80% of the Company's outstanding common stock and following the Merger, TOI owns 91.75% of the Company's outstanding common stock. In addition, as part of the Merger, the Company assumed approximately $75 million of debt incurred by TOI in its acquisition of Engle.

         As both Engle and Newmark were under the control of TOI, in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," the Merger was accounted for in a manner similar to a pooling of interests, whereby the Company recognized the acquired assets and liabilities of Engle at their historical carrying amounts. As both entities came under common control of TOI on November 22, 2000, the financial statements and other operating data of the Company have been restated to include the operations of Engle from November 22, 2000. See the Company's Current Report on Form 8-K dated September 9, 2002, which accompanies this proxy statement. The assumption of the $75 million of debt incurred by TOI has been accounted for as a distribution.

CONSULTING AGREEMENT

         Pursuant to a Consulting Agreement between Mr. James Carr, one of the Company's former directors, and TOI, dated April 6, 2002, Mr. Carr provides consulting services to the Company. The Consulting Agreement was assigned to the Company effective April 6, 2002. The services performed by Mr. Carr for the Company include consultation with the Company's senior management regarding (1) organizational matters related to the business of the Company and its subsidiaries; (2) strategic direction of the Company and its subsidiaries; and
(3) certain land opportunities. Under the Consulting Agreement, the Company pays Mr. Carr $83,333.33 per month. The Consulting Agreement terminates on April 5, 2005.

                                  OTHER MATTERS

RELATIONSHIP WITH INDEPENDENT AUDITOR

         The Company filed a Current Report on Form 8-K during the fourth quarter of 2001, reporting a change in the Company's certifying accountant. On October 5, 2001, the Company filed a Form 8-K disclosing that on October 1, 2001 its Board dismissed BDO Seidman, LLP ("BDO") as its independent accountants and engaged Ernst & Young LLP ("Ernst & Young") as its new independent certified public accountants. The date of the report is October 1, 2001, and as of that date the Company had not consulted Ernst & Young on any accounting issues. The Company's independent auditor is appointed by the Audit Committee and reaffirmed by the Board of Directors. A representative of Ernst & Young is expected to be present at the Annual Meeting, will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions of stockholders.

         In connection with its audits for the two most recent years and through October 1, 2001, there have been no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO would have caused them to make reference thereto in their report on the financial statements for such years. During the last two years and for the interim period through October 1, 2001, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K. BDO provided a letter dated October 3, 2001 agreeing with the statements made above.

         During the past three years, the auditor's reports from BDO or Ernst & Young, as the case may be, did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

AUDIT FEES

         The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in the Company's Form 10-Q's for such fiscal year were $204,000. The aggregate fees billed for professional services rendered for the audit of Engle's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in Engle's Form 10-Q's for such fiscal year were $183,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         During the fiscal year ended December 31, 2001, Ernst & Young did not provide to either the Company or Engle, and neither the Company nor Engle paid Ernst & Young for, professional services related to financial information systems design and implementation.

ALL OTHER FEES

         The aggregate fees billed to the Company by Ernst & Young for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001 were $87,000. The aggregate fees billed to Engle by Ernst & Young for services rendered to Engle, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001 were $115,000.

         The Audit Committee has considered the fees paid to Ernst & Young by the Company and has determined that such fees are compatible with maintaining the principal accountant's independence.

                                 OTHER PROPOSALS

         Neither the Company nor the members of its Board of Directors intends to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting of Stockholders, and they have no present knowledge that any other matters will be presented for action at the Annual Meeting by others. If any other matters properly come before such meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, 4000 Hollywood Boulevard, Suite 500N, Hollywood, Florida, 33021, Attention: Secretary, by February 1, 2003, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be sent by certified mail, return receipt requested.

         The Company must receive notice of any proposals of stockholders that are intended to be presented at the Company's 2003 Annual Meeting of Stockholders, but that are not intended to be considered for inclusion in the Company's proxy statement and proxy related to that meeting, no later than February 1, 2003 to be considered timely. Such proposals should be sent to the Company's Secretary at the Company's principal executive offices, 4000 Hollywood Boulevard, Suite 500N, Hollywood, Florida, 33021, by certified mail, return receipt requested. If the Company does not have notice of the matter by that date, the Company's form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in the Company's form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

                                     PROXY

                          TECHNICAL OLYMPIC USA, INC.

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

               ANNUAL MEETING OF STOCKHOLDERS -- OCTOBER 29, 2002

The undersigned stockholder of Technical Olympic USA, Inc. (formerly known as Newmark Homes Corp.) (the "Company"), revoking all previous proxies, hereby appoints Constantine Stengos and Yannis Delikanakis, and each of them individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of common stock, $0.01 par value, of the Company, which the undersigned would be entitled to vote, if personally present at the Annual Meeting of Stockholders of the Company, to be held at the Marriott Harbor Beach Resort, 3030 Holiday Drive, Fort Lauderdale, Florida 33316, on Tuesday, October 29, 2002, at 11:00 a.m. Eastern Time, and at any adjournment or postponement thereof.

This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. Unless otherwise specified, shares will be voted "FOR" the election of the ten directors. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting, or any adjournment or postponement thereof.

(1) Proposal to elect ten directors to serve until their respective successors are duly elected and qualified. The Board of Directors recommends a vote for the following nominees: (1) Constantine Stengos, (2) Andreas Stengos,
     (3) George Stengos, (4) Yannis Delikanakis, (5) Larry D. Horner, (6) William A. Hasler, (7) Michael J. Poulos, (8) Michael S. Stevens, (9) Lonnie M. Fedrick, and (10) Antonio B. Mon.

                               FOR ALL NOMINEES  [ ]  WITHHOLD ALL NOMINEES  [ ]

                               WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE NUMBER(S) OF NOMINEE(S) BELOW [ ]

                               USE NUMBER ONLY:
                                               ---------------------------------

(2) In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND THE COMPANY'S 2001 ANNUAL REPORT ON FORM 10-K.

                                                              Dated:                                            ,  2001
                                                                      ------------------------------------------


                                                              --------------------------------------------------
                                                                               Signature of Stockholder


                                                              --------------------------------------------------
                                                                               Signature of Stockholder


                                                              NOTE: Please sign this Proxy exactly as name(s) appear(s)
                                                              in address. When signing as attorney-in-fact, executor,
                                                              administrator, trustee or guardian, please add your title
                                                              as such. If the stockholder is a corporation, please sign
                                                              by full corporate name by duly authorized officer or
                                                              officers and affix the corporate seal. Where shares are
                                                              held in the name of two or more persons, all such persons
                                                              should sign.


                                                              PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED
                                                              POSTAGE-PAID ENVELOPE.